Exhibit 10.1

AMENDMENT NO. 2 TO

AMENDED AND RESTATED

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Amended and Restated Executive Employment Agreement effective August 13, 2014 (the “Employment Agreement”), by and between Independence Contract Drilling, Inc., a Delaware corporation (“ICD”) and Byron A. Dunn (“Executive”) is effective as of August 9, 2016.

WHEREAS, the Company and Executive desire to amend certain provisions of the Employment Agreement relating to the covenant not to compete contained therein; and

WHEREAS, Executive acknowledges that sufficient consideration has been provided to Executive in consideration for the non-complete, including without limitation, access to confidential information and participation in, and receipt of equity awards under, the Company’s long-term incentive plans; and

WHEREAS, Executive acknowledges that the limitations contained in the covenant not to compete, as amended, including time, geographic area and scope are activity are reasonable and do not impose greater restrain than necessary to protect the Company’s goodwill and other business interests;

NOW THEREFORE, In consideration of the mutual terms and agreement set forth herein, the parties hereto agree as follows:

1.	Defined Terms. Capitalized terms not otherwise defined herein shall have the meaning assigned thereto in the Employment Agreement;

2.	Amendment. As of the date of this Amendment, Section 7(c) of the Employment Agreement is hereby amended and restated in its entirety as follows:

(a) Limited Covenant Not to Compete. In consideration of the provision of the Confidential Information during the term of this Agreement and the stock options, restricted stock awards and other compensation provided herein, if Executive’s employment is terminated hereunder for any reason, Executive agrees that during the period of time beginning on the Date of Termination and ending on the twenty-four month anniversary of the Date of Termination (the “Non-Compete Period) (provided, however, in the case of a termination of employment deemed to be “in connection with a Change of Control” (as defined in Section 6(b)(iv)), the Non-Compete Period shall be for a period beginning on the Date of Termination and ending on the thirty-six month anniversary of the Date of Termination):

(i) Executive shall not, directly or indirectly, for himself or others, own, manage, operate, control or participate in the ownership, management, operation or control of any business, whether in corporate, proprietorship or partnership form or otherwise, that is engaged, directly or indirectly, in the United States in the Restricted Business; provided, however, that the restrictions contained herein shall not restrict the acquisition by Executive of less than 2% of the outstanding capital stock of any publicly traded company engaged in a Restricted Business or Executive from being employed by an entity in which the majority of such entity’s revenues on a consolidated basis determined in accordance with generally accepted accounting principles are from activities and businesses that do not constitute a Restricted Business; and

Executive shall not, directly or indirectly (other than in the performance of Executive’s duties under this Agreement) (A) solicit any individual, who, at the time of time of such solicitation is an executive of the Company or its affiliates, to leave such employment or hire, employ or otherwise engage any such individual (other than employees of the Company or its affiliates who respond to general advertisements for employment in newspapers or other periodicals of general circulation (including trade journals)), or (B) cause, induce or encourage any actual or prospective client, customer, supplier, landlord, lessor or licensor of the Company or its affiliates to terminate or modify any such actual or prospective contractual relationship that exists on the Date of Termination.”

All other provisions of the Employment Agreement, shall remain unchanged, except as amended hereby and by Amendment No. 1 thereto dated February 11, 2016, and all future references to the Employment Agreement, shall refer to the Employment Agreement, as amended by this Amendment.

Dated Effective: August 9, 2016

INDEPENDENCE CONTRACT DRILLING, INC.

By /s/ Philip A. Choyce
Name: Philip A. Choyce
Title: EVP & CFO

EXECUTIVE

/s/ Byron A. Dunn
Byron A. Dunn